SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                     FORM 8K

                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

                        Date of Report: November 25, 2002


                              THE LINK GROUP, INC.
                  ---------------------------------------------
             (Exact name of registrant as specified in its charter)


       COLORADO                      000-33031               84-1263981
------------------------------       -----------           -------------------
(State or other jurisdiction        (Commission            (IRS Employer
         of incorporation)          File Number)          Identification No.)


#950 - 789 West Pender Street, Vancouver, B.C. Canada V6C 1H2
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(Address of principal executive offices)   (Postal Code)


        Registrant's telephone number, including area code: (604) 689-4407
                                                            --------------





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Item 1. CHANGES IN CONTROL OF REGISTRANT

        None


Item 2. ACQUISITION OR DISPOSITION OF ASSETS.

        None


Item 3. BANKRUPTCY OR RECEIVERSHIP

        None


Item 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

        None


Item 5. Other Events

        On November 17, 2002, Thomson Lee was appointed director, replacing Simon Wong.

        Thomson Lee, 48 is currently Director of Railway Optical Fiber Information & Technology Co Ltd, an Associate Company of China Railway Communi-cation in China. He has over 23 years of IT business in retail marketing and products distribution. In early 2000, Mr. Lee had been appointed as Vice Chair-man of eCyber China Holdings Ltd, a Hong Kong Public Listed Company. His major contribution included implementing over 4,000 muti-media telephone booths and smart card technology in the railway stations of all major cities in China which had created substantial advertising and new revenue to the Group. During the same period, he had developed two major property web sites in China, namely CRED.net and PRCproperty.com in his capacity as the Director of China Real Estate Development Group. From 1980 to 2000, he was the Managing Director of "Unihall," a reputable retail and distribution company for Computer Software and Publication in Hong Kong and China. He graduated from McMaster University, Ontario, Canada. with a B. Sc degree in 1979.


Item 6. RESIGNATION AND APPOINTMENT OF NEW DIRECTORS

        Effective November 17, 2002, Simon Wong resigned as director.


Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)    Financial Statements:

                    None

         (b)    Exhibits:

                    None

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Item 8. CHANGE IN FISCAL YEAR

        None


Item 9. REGULATION FD DISCLOSURE

        None


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             THE LINK GROUP, INC.
                                             (Registrant)


                                             /s/ Ernest Cheung
Date:  November 25, 2002                     -----------------------------------
                                               Ernest Cheung, Director